Exhibit 21.1

Significant Subsidiaries of Seawell as of January 14, 2011

Name of company	Jurisdiction of organization
Wellco Sub Company	USA
Seawell Management (US) LLC	USA
Seawell Management AS	Norway
Seawell Management (Bermuda) Limited	Bermuda
Seawell Management Limited	United Kingdom
Seawell Management (Hong Kong) Limited	Hong Kong
Seawell Emerald Ltd	Bermuda
Seawell Services Ltd	Hong Kong
Seawell Overseas Contracting Ltd	Hong Kong
Seawell Oil Tools Ltd	Bermuda
Seawell Holding UK Ltd	United Kingdom
Seawell Offshore Denmark AS	Denmark
Seawell Ltd (UK)	United Kingdom
Seawell Consulting Services Ltd	United Kingdom
Seawell Drilling Ltd	United Kingdom
Seawell Americas, Inc.	USA
Gray Holdco, Inc.	USA
Gray Parent, Inc.	USA
Gray Wireline Services, Inc.	USA
Seawell do Brasil Serviços de Petróleo Ltda	Brazil
Rig Inspection Services Pvt. Ltd.	Singapore
Romeg Holdings PTY Ltd	Australia
Seawell Norge AS	Norway
Viking Intervention Technology AS	Norway
C6 Technologies AS	Norway
Seawell AS	Norway
Seawell Oil Tools AS	Norway
Peak Well Solutions AS	Norway
Tecwel AS	Norway

Tecwel Telemetri AS	Norway

Tecwel Inc	USA
Tecwel Ltd	United Kingdom